EXHIBIT 99.1

March 1, 2023

TO:	All Stockholders
(Addressed Individually)

SUBJECT:	Report from the President

Growing Advances and a Growing Public Profile

For more than 90 years, the Federal Home Loan Banks have focused on executing on our liquidity mission, providing advances to members so that this much-needed funding flows through communities across the country.  With the relatively more recent addition of the affordable housing component of our mission, this focus has expanded to putting part of the income we earn from our liquidity mission to work in support of affordable housing initiatives nationwide – to the tune of $7 billion in the System’s Affordable Housing Program grants over the past 30 years.  Truly, ours is a System that works, and it has worked in every economic cycle, good times and bad, for the past nine decades.

Over this time, our key audience has always been our members and our housing partners.  But in the past year, we have seen this audience expand, driven first by the Federal Housing Finance Agency’s FHLBank System at 100 review which launched in the fall of 2022, and more recently by national coverage brought on by a fundamental misunderstanding of how the System works.  Perhaps we, as a System, have not spent enough time on building our public profile as we have focused on executing on our mission and serving our members and housing partners.  In recent weeks, however, we have stepped up these efforts, reflected in a pair of editorials from Ryan Donovan, president and CEO of the Council of Federal Home Loan Banks.  As a System, we must continue to work to be better at telling our story – especially as we know we have a strong story to tell.

We know the Federal Home Loan Bank story is a strong one because we have heard its main participants – our members and housing partners – tell it.  Throughout the FHFA’s ongoing System review, and especially during the Listening Sessions and in the subsequent written comments that opened the effort, scores of members have spoken to the importance of Federal Home Loan Bank advances – the vital source of liquidity members know they can rely on in any market environment.  Our housing partners have spoken of the importance of the funding provided through the AHP and other community development programs, and the real-world impact those dollars have had on households in countless communities.

These stories have been very powerful to hear throughout the FHFA’s review, and as we approach the end of the public component of this effort later this month, I encourage our stakeholders to continue to tell them.  The FHFA has announced that it will close out the FHLBank System at 100 initiative as it began, with a set of three public Listening Sessions held on March 22-24, the first day in person in Washington, D.C. and the last two days virtually.  Those interested in providing testimonials can register for the sessions here.  Additionally, the regulator is currently accepting written submissions directly through its website, available here.  Please note that the deadline for submissions is Friday, March 17, 2023.  If you need any assistance with preparing a comment letter, or would like further information on the key themes raised throughout the review (including some concerning themes highlighted in Mr. Donovan’s recent editorial), please contact Adam Goldstein, Chief Business Officer, at adam.goldstein@fhlbny.com.

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I thank those members and housing partners who have participated in the first sections of this effort, and encourage all of our members to participate in this final opportunity – whether by providing testimonials or written comments that speak to the value of your relationship with the FHLBNY, and your recommendations for how our cooperative can continue to serve you for another 90 years.

FHLBNY Announces Full-Year 2022 Operating Highlights

Despite the increased attention on the System through the second half of 2022, the FHLBNY and our fellow Home Loan Banks maintained our focus on executing on our liquidity mission.  The result of this focus speaks for itself: advances increased by 133 percent Systemwide in 2022, pumping an additional $468 billion into the U.S. financial system.  Clearly, local lenders across the country know that they have a reliable source of liquidity in their Home Loan Bank, and in a year marked by uncertainty, these members continued to increasingly look to the stability of the Federal Home Loan Bank System for dependable, on-demand liquidity.  We saw this in our own cooperative, as well, with advances growing by more than 60 percent during the year, closing out 2022 with $115 billion in liquidity flowing through our members.  Our products enhance the financial strength of these local lenders, providing a reliable source of liquidity to help you meet the needs of your customers and communities, while also supporting your balance sheet management in all operating environments.  That has been the mission of the Federal Home Loan Banks since our founding, and one we are proud to act on today.

FHLBNY Updates Mission and Vision Statements

Our Mission and Vision Statements are a core part of the story we tell our stakeholders, a succinct description of the focus of our franchise and the purpose we proudly serve.  As part of our effort to enhance our ability to tell this story, I am pleased to report that, at its February 2023 meeting, our Board of Directors approved updates to these Statements.  Make no mistake – our mission and vision remain the same as they have always been.  The updated Statements make this crystal clear:

•	Mission Statement: To provide members with reliable liquidity in support of housing and local community development.

•	Vision Statement: To safely deploy our member- and investor-supplied capital as a balanced provider of liquidity to members in all operating environments.

These Statements represent the FHLBNY brand, both internally and to the world.  We proudly display our Mission Statement on the walls of our offices, on our website and in our marketing materials.  But these Statements are more than just marketing slogans.  They are a reminder to all of the purpose of the Federal Home Loan Banks, and a promise to each and every one of our members that your Home Loan Bank will never lose sight of our purpose and always act on our mission.

It is a mission that supports our members’ ability to make the loans that keeps America running, and so, as a Federal Home Loan Bank System, ours is a mission that benefits the entire country.  This is the story we all can tell, and must tell, to ensure that the Federal Home Loan Banks continue to serve as a trusted source of liquidity well into our second century.

Sincerely,

José R. González

President and Chief Executive Officer

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  These statements may use forward-looking terms, such as “projected,” “expects,” “may,” or their negatives or other variations of these terms.  The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized.  These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

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